23 SEPTEMBER 2009

WABCO HOLDINGS INC.

(as Guarantor)

PARIS TITRISATION

(as Management Company)

SOCIÉTÉ GÉNÉRALE

(as Custodian)

SOCIÉTÉ GÉNÉRALE BANK NEDERLAND N.V.

(as a Purchaser)

GUARANTEE AND SUBORDINATION

AGREEMENT

Freshfields Bruckhaus Deringer LLP

THIS GUARANTEE AND SUBORDINATION AGREEMENT dated 23 September 2009

BETWEEN:

(1)	WABCO HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware with its principal executive office in the United States of America at One Centennial Avenue, Piscataway, New Jersey 08855, United States of America (the Guarantor);

(2)	SOCIÉTÉ GÉNÉRALE BANK NEDERLAND N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands and having its corporate seat (statutaire zetel) in Amsterdam and its registered office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands and registered with the trade register (handelsregister) of the chamber of commerce (kamer van koophandel) of Amsterdam under number 33002587, acting through its office in Amsterdam (the Purchaser);

(3)	PARIS TITRISATION, a société anonyme incorporated under the laws of France, licensed by the Autorité des marchés financiers as a société de gestion, whose registered office is located at 17, Cours Valmy, 92972 Paris La Défense (France), registered with the Trade and Companies Register of Nanterre (Registre du Commerce et des Sociétés de Nanterre) (France) under number 379 014 095, represented for the purposes hereof by a duly authorised representative whose name appears on the signature page, acting for itself and for the account of the fonds commun de titrisation named FCT – Val Duchesse Titrisation (the Management Company acting for the account of the FCT); and

(4)	SOCIÉTÉ GÉNÉRALE, a société anonyme incorporated under the laws of France, licensed as a credit institution in France by the Comité des Établissements de Crédit et des Entreprises d’Investissement, whose registered office is at 29, boulevard Haussmann, 75009 Paris (France), registered with the Trade and Companies Register of Paris (Registre du Commerce et des Sociétés de Paris) (France) under number 552 120 222, represented for the purposes hereof by a duly authorised representative whose name appears on the signature page (the Custodian).

IT IS AGREED AS FOLLOWS:

WHEREAS:

(A) Wabco Holdings Inc. is the Parent of the Insurance Servicer, each Seller, each Servicer, the Depositor and the Seller’s Agent.

(B) The Sellers wish to sell, the FCT wishes to purchase from the French Seller, and the Purchaser wishes to purchase from the German Seller and the Italian Seller, certain receivables, as more particularly described in the Receivables Purchase and Servicing Agreements, originated from the sale of automotive products by the Sellers to certain Debtors pursuant to the Contracts, together with the benefit of all related ancillary security and other rights attached thereto, if any, on the terms and subject to the conditions of the Receivables Purchase and Servicing Agreements.

(C) The FCT and the Purchaser have agreed to delegate to the relevant Seller the task and duties of managing, servicing and collecting, for the account of the FCT or the Purchaser, as the case may be, all amounts due and payable under the receivables sold by the Sellers to the FCT or the Purchaser, as the case may be, pursuant to the Receivables Purchase and Servicing Agreements.

(D) The Insurance Servicer has agreed to act for the Purchaser and the FCT in the performance of certain services in relation to the Insurance Policy upon the terms and subject to the conditions contained in the Insurance Servicing Agreement and the Depositor has agreed to make deposits and to make certain other payments to the Purchaser in connection with the Receivables Purchase and Servicing Agreements pursuant to the Subordinated and Additional Deposits and Payments Agreement.

(E) In order to secure the payment obligations of each of the Insurance Servicer, the Seller’s Agent, the Depositor, the Sellers and the Servicers under the relevant Transaction Documents, and the due and punctual observance and performance of all non-payment obligations, conditions and covenants on the part of each of the Insurance Servicer, the Seller’s Agent, the Depositor, the Sellers and the Servicers under the relevant Transaction Documents, the Guarantor, on the terms and conditions set out hereinafter, agrees to deliver a first demand guarantee and an undertaking (within the meaning of a porte-fort) to the Purchaser or the FCT, as applicable.

IT IS HEREBY AGREED AS FOLLOWS:

1. DEFINITIONS

1.1 Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used:

(a)	in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Agreement entered into between, inter alia, the Sellers, the Purchaser and the FCT on or about the date hereof (the Master Definitions Agreement); and

(b)	in Schedule 1 and Schedule 2 of this Agreement have the meanings and constructions ascribed to them in Schedule 4 (Definitions of the Terms used in Schedules 1 and 2).

1.2 In addition and unless otherwise defined in this Agreement or the context requires otherwise, the following terms have the meaning described hereunder.

Beneficiary means each of the FCT and the Purchaser.

Guarantee Event means any event or circumstance specified as such in the Master Definitions Agreement.

Guarantor Covenants means the covenants of the Guarantor set out in Schedule 2 (Affirmative Covenants) and Schedule 3 (Negative Covenants) of this Agreement.

Guarantor Warranties means the representations and warranties given by the Guarantor and set out in Schedule 1 (Representations and Warranties) of this Agreement.

Subsidiary means, with respect to any person (herein referred to as the parent), any person (herein referred to as a subsidiary) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or by one or more direct or indirect subsidiaries of the parent, or by the parent and one or more direct or indirect subsidiaries of the parent.

2. GUARANTEE

2.1 The Guarantor irrevocably and unconditionally guarantees as a primary and independent obligation (as a garantie à première demande and not a cautionnement) to:

(a)	the Purchaser, the due and punctual observance and performance of all payment obligations on the part of each of the Seller’s Agent, the German Seller, the German Servicer, the Italian Seller and the Italian Servicer contained in the German Receivables Purchase and Servicing Agreement and the Italian Receivables Purchase and Servicing Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which any of the Seller’s Agent, the German Seller, the German Servicer, the Italian Seller or the Italian Servicer is at any time liable to pay to the Purchaser under or pursuant to the German Receivables Purchase and Servicing Agreement or the Italian Receivables Purchase and Servicing Agreement and which has become due and payable but has not been paid at the time such demand is made;

(b)	the Purchaser, the due and punctual observance and performance of all payment obligations on the part of each of the Seller’s Agent, the Depositor, the French Seller, the French Servicer, the German Seller, the German Servicer, the Italian Seller and the Italian Servicer contained in the Subordinated and Additional Deposits and Payments Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which any of the Seller’s Agent, the Depositor, the French Seller, the French Servicer, the German Seller, the German Servicer, the Italian Seller or the Italian Servicer is at any time liable to pay to the Purchaser under or pursuant to the Subordinated and Additional Deposits and Payments Agreement and which has become due and payable but has not been paid at the time such demand is made;

(c)	the FCT, the due and punctual observance and performance of all payment obligations on the part of each of the Seller’s Agent, the French Seller and the

French Servicer contained in the French Receivables Purchase and Servicing Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which any of the Seller’s Agent, the French Seller or the French Servicer is at any time liable to pay to the Purchaser under or pursuant to the French Receivables Purchase and Servicing Agreement and which has become due and payable but has not been paid at the time such demand is made.

2.2 The Guarantor undertakes (within the meaning of a porte-fort):

(a)	to the Purchaser, the due and punctual observance and performance of all non-payment obligations, conditions and covenants on the part of each of the Seller’s Agent, the German Seller, the German Servicer, the Depositor, the Italian Seller and the Italian Servicer contained in the German Receivables Purchase and Servicing Agreement and the Italian Receivables Purchase and Servicing Agreement;

(b)	to the FCT, the due and punctual observance and performance of all non-payment obligations, conditions and covenants on the part of each of the Seller’s Agent, the French Seller and the French Servicer contained in the French Receivables Purchase and Servicing Agreement; and

(c)	to the Purchaser and the FCT, the due and punctual observance and performance of all non-payment obligations, conditions and covenants on the part of the Insurance Servicer contained in the Insurance Servicing Agreement.

2.3 The Guarantor irrevocably and unconditionally agrees as a primary and independent obligation to indemnify each Beneficiary from time to time on demand from and against any reasonably substantiated and quantified loss incurred by the relevant Beneficiary as a result of any of the obligations of the Seller’s Agent, any Seller or Servicer under or pursuant to any of the Receivables Purchase and Servicing Agreements being or becoming void, voidable, unenforceable or ineffective as against the Seller’s Agent, the relevant Seller or Servicer for any reason whatsoever, save for any reason which is a consequence of the relevant Beneficiary being negligent or acting fraudulently, whether or not known to the relevant Beneficiary or any other person, the amount of such loss being the amount which the relevant Beneficiary can reasonably demonstrate it would otherwise have been entitled to recover from the Seller’s Agent, the Sellers or Servicers.

2.4 The Guarantor irrevocably and unconditionally agrees as a primary and independent obligation to indemnify each Beneficiary from time to time on demand from and against any reasonably substantiated and quantified loss incurred by the relevant Beneficiary as a result of any of the obligations of the Insurance Servicer under or pursuant to the Insurance Servicing Agreement being or becoming void, voidable, unenforceable or ineffective as against the Insurance Servicer for any reason whatsoever, save for any reason which is a consequence of the relevant Beneficiary being negligent or acting fraudulently, whether or not known to the relevant Beneficiary or any other person.

2.5 The Guarantor irrevocably and unconditionally agrees as a primary and independent obligation to indemnify the Purchaser from time to time on demand from and against any reasonably substantiated and quantified loss incurred by the Purchaser as a result of any of the obligations of any of the Seller’s Agent, the Depositor, the French Seller, the French Servicer, the German Seller, the German Servicer, the Italian Seller or the Italian Servicer under or pursuant to the Subordinated and Additional Deposits and Payments Agreement being or becoming void, voidable, unenforceable or ineffective as against any of the Seller’s Agent, the Depositor, the French Seller, the French Servicer, the German Seller, the German Servicer, the Italian Seller or the Italian Servicer for any reason whatsoever, save for any reason which is a consequence of the Purchaser being negligent or acting fraudulently, whether or not known to the Purchaser or any other person.

2.6 The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or intermediate satisfaction of all or any of the obligations of the Depositor, the Seller’s Agent, the Sellers or Servicers under any of the Receivables Purchase and Servicing Agreements or the Subordinated and Additional Deposits and Payments Agreement, or the Insurance Servicer under the Insurance Servicing Agreement, and shall continue in full force and effect until final payment in full of all amounts owing by the Depositor, the Seller’s Agent, the Sellers or Servicers under any of the Receivables Purchase and Servicing Agreements or the Subordinated and Additional Deposits and Payments Agreement and the Insurance Servicer under the Insurance Servicing Agreement and total satisfaction of all the actual and contingent obligations of the Depositor, the Seller’s Agent, the Sellers or Servicers under any of the Receivables Purchase and Servicing Agreements or the Subordinated and Additional Deposits and Payments Agreement and the Insurance Servicer under the Insurance Servicing Agreement.

2.7 The obligations of the Guarantor herein contained shall not be discharged, impaired or otherwise affected by:

(a)	the bankruptcy, winding-up, dissolution, administration or re-organisation of the Seller’s Agent, the Depositor, any Seller or Servicer, the Insurance Servicer or any other person or any change in its status, function, control or ownership;

(b)	any of the obligations of the Seller’s Agent, the Depositor, any Seller or Servicer, the Insurance Servicer or any other person hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)	time or other indulgence being granted or agreed to be granted to the Seller’s Agent, the Depositor, any Seller or Servicer, the Insurance Servicer or any other person in respect of its obligations under the Receivables Purchase and Servicing Agreement to which the Seller’s Agent or such Seller or Servicer is a party, the Insurance Servicing Agreement, the Subordinated and Additional Deposits and Payments Agreement or any other agreement;

(d)	any amendment to, or any variation, waiver or release of, any obligations of the Seller’s Agent, the Depositor, any Seller or Servicer, the Insurance Servicer or any other person under any Receivables Purchase and Servicing Agreement, the Insurance Servicing Agreement, the Subordinated and Additional Deposits and Payments Agreement or any other agreement;

(e)	any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the obligations of the Seller’s Agent, the Depositor, any Seller or Servicer under any Receivables Purchase and Servicing Agreement or the Subordinated and Additional Deposits and Payments Agreement or the Insurance Servicer under the Insurance Servicing Agreement;

(f)	any other act, event or omission which, but for this Clause 2.4, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any other rights, power or remedies conferred upon either Beneficiary by this Agreement.

2.8 The Guarantor agrees that, so long as any amounts are or may be owed by the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer under any Receivables Purchase and Servicing Agreement, the Insurance Servicing Agreement or the Subordinated and Additional Deposits and Payments Agreement, or any of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer is under any actual or contingent obligations hereunder or under any of the Receivables Purchase and Servicing Agreements, the Insurance Servicing Agreement or the Subordinated and Additional Deposits and Payments Agreement, the Guarantor shall not exercise any rights which the Guarantor may at any time have, by reason of the performance by it of its obligations hereunder:

(a)	to be indemnified by any of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer; or

(b)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of either Beneficiary hereunder.

2.9 Any settlement or discharge given by either a Beneficiary to the Guarantor in respect of the Guarantor’s obligations under this Guarantee or any other agreement reached between either Beneficiary and the Guarantor in relation to it shall be, and be deemed always to have been, void if any act on the faith of which the relevant Beneficiary gave the Guarantor that settlement or discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

2.10 Neither Beneficiary shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by this Guarantee or by law:

(a)	to make any demand of any of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer;

(b)	to take any action or obtain judgment in any court against any of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer;

(c)	to make or file any claim or proof in a bankruptcy of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer; or

(d)	to enforce or seek to enforce any security taken in respect of any of the obligations of the Seller’s Agent, the Depositor, any Seller or Servicer under any Receivables Purchase and Servicing Agreement or the Subordinated and Additional Deposits and Payments Agreement, or the Insurance Servicer under the Insurance Servicing Agreement.

2.11 For the avoidance of doubt, none of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer shall have any liability for any obligation of a Debtor under any Purchased Receivables and nothing herein shall constitute a guarantee, or similar obligation, by any of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer of any Purchased Receivables or any Debtor.

3. REPRESENTATIONS AND WARRANTIES

3.1 The Guarantor represents and warrants to each Beneficiary, as at the date of this Agreement on the terms of the Guarantor Warranties.

3.2 The Guarantor Warranties shall remain in force until the Agreement Expiry Date but without prejudice to any right or remedy of either Beneficiary arising from any breach of the Guarantor Warranties prior to such date.

4. UNDERTAKINGS

4.1 The Guarantor covenants as at the date of this Agreement to each Beneficiary, on the terms of the Guarantor Covenants.

4.2 In addition to the Guarantor Covenants:

(a)	the Guarantor shall procure that all amounts owed to the Guarantor by any of the Seller’s Agent, the Depositor, any Seller or Servicer or the Insurance Servicer are subordinated in right of payment to any amount owed by the Seller’s Agent, the Depositor, the relevant Seller or Servicer or the Insurance Servicer, as the case may be, to the FCT or the Purchaser, as the case may be; and

(b)	the Guarantor shall not, and shall procure that none of its subsidiaries shall, demand, claim, or receive any payment (whether in cash, in kind by way of set-off or otherwise) in respect of any Purchased Receivables from any of the Seller’s Agent, the Depositor, any Seller or Servicer, the Insurance Servicer or any Debtor, or any of their estates, in competition with the FCT or the Purchaser, as the case may be.

4.3 The Guarantor Covenants and the other covenants contained in this Clause 4 other shall remain in force until the Agreement Expiry Date but without prejudice to any right or remedy of either Beneficiary arising from the breach of any such covenants prior to such date.

5. PAYMENTS

The provisions of any of the Receivables Purchase and Servicing Agreements, the Insurance Servicing Agreement and the Subordinated and Additional Deposits and Payments Agreement relating to the payments to be made under those agreements and relating to currency indemnities in the event of payments made in a currency other than the contractual currency shall apply mutatis mutandis to payments to be made under this Guarantee.

6. NOTICES

Any notice to be given by one party to any other party under, or in connection with, this Guarantee shall be in its correct form as described in this Guarantee, or in writing, as the case may be, and signed by or on behalf of the party giving it. Any such notice shall be served by sending it by fax to the fax number(s) set out below, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out below, or, until notified to the contrary by the recipient, by electronic mail to the email addresses set out below, and in each case marked for the attention of the relevant party. Any notice so served by hand, electronic mail, fax or post shall be deemed to have been duly given:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission, provided that the transmission report generated by the fax machine of the sender indicates that all pages of the fax were sent;

(c)	in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. on the fifth Business Day following the date of posting; and

(d)	in the case of electronic mail, when actually received in readable form, as shown by notice of receipt,

provided that in each case where delivery by hand or fax occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

The addresses, email addresses and fax numbers of the parties are as set out below:

SOCIÉTÉ GÉNÉRALE BANK NEDERLAND N.V.

Amstelplein 1

1096-HA Amsterdam,

The Netherlands

Fax: +31 20 463 53 58

Attention: Niek Volkers

Email: niek.volkers@sgcib.com

PARIS TITRISATION

17, Cours Valmy

92972 Paris La Défense Cedex

France

Fax: +33(0)1 46 92 45 96

Attention: Bâssine Wane / Amélie Aleonard

Email: bassine.wane@sgcib.com / amelie.aleonard@sgcib.com

SOCIÉTÉ GÉNÉRALE

17, Cours Valmy

92972 Paris La Défense Cedex

France

Telephone: 33(0)1 42 13 94 07 / 33(0)1 42 13 47 02

Facsimile: 33(0)1 46 92 45 96

Attention: Cannelle Barrier / Mathilde Picard

E-mail : cannelle.barrier@sgcib.com / mathilde.picard@sgcib.com

WABCO HOLDINGS INC.

One Centennial Avenue

Piscataway

New Jersey 08855

United States of America

Facsimile: +32 2 663 98 99

Attention: Malcolm Gilbert/Jef Van Osta

E-mail: Malcolm.Gilbert@wabco-auto.com / jef.vanosta@wabco-auto.com

7. COSTS AND EXPENSES

All of each Beneficiary’s duly documented costs and expenses (including legal fees, stamp duties and any value added tax) incurred in good faith in connection with the execution or enforcement of this Guarantee or otherwise in relation to it, shall be reimbursed by the Guarantor on demand on a full indemnity basis together with interest from the date such costs and expenses were incurred to the date of payment at such rates as the relevant Beneficiary may reasonably determine.

8. ASSIGNMENTS AND SUCCESSORS

Each Beneficiary may at any time assign all or any of its rights and benefits under this Guarantee, subject to the Guarantor’s written consent not to be unreasonably withheld or delayed, and this Guarantee shall remain in effect despite any amalgamation or merger (however effected) relating to any Beneficiary. References to such Beneficiary shall be deemed to include any assignee or successor in title of such Beneficiary and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such Beneficiary under this Guarantee or to which under such laws the same have been transferred.

9. PARTIAL INVALIDITY

Without prejudice to any other remedy of the parties hereto under the Transaction Documents, if at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee nor of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby. In this event, but without prejudice to any other rights and remedies of the parties hereto under the Transaction Documents, the parties hereto shall in good faith endeavour to seek a mutually agreeable alternative to such provision deemed to be illegal, invalid or unenforceable.

10. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Belgium.

11. JURISDICTION

Any dispute in connection with this Agreement shall be subject to the jurisdiction of the courts of Belgium, without prejudice however to the rights of either Beneficiary to initiate litigation before any other court of competent jurisdiction.

Made in four originals the day and year first before written.

WABCO HOLDINGS INC.	)
)
Name:	)
Title:	)

SOCIÉTÉ GÉNÉRALE BANK	)
NEDERLAND N.V.	)
Name:	)
Title:	)

PARIS TITRISATION	)
)
Name:	)
Title:	)

SOCIÉTE GÉNÉRALE	)
)
Name:	)
Title:	)

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES

(a)	Organisation and qualification

The Guarantor is duly organised, validly existing and in good standing under the laws of its jurisdiction, has full and adequate corporate power to carry on its business as now conducted and is duly licensed or qualified and, to the extent relevant, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where such failure to be so licensed or qualified and in good standing does not constitute and would not result in a Material Adverse Effect.

(b)	Corporate authority and validity of obligations

The Guarantor has the corporate, company or partnership power and authority to enter into this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate, company or partnership action of the Guarantor, and this Agreement constitutes valid and binding obligations of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally. This Agreement (i) will not contravene any charter or by-law provision of the Guarantor, (ii) will not contravene any provision of law or any regulation or order of any Governmental Authority or any judgement, or any material covenant, indenture, or agreement of or affecting the Guarantor or a substantial portion of the Properties of the Guarantor where such contravention referred to in this paragraph (ii) would reasonably be expected to result in a Material Adverse Effect or to affect materially and adversely the rights or interests of any Beneficiary, or (iii) result in the creation of any Lien upon any material Property or asset of the Guarantor.

(c)	Financial reports

(i) The audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2008 (the Original Financial Statements) were prepared in accordance with GAAP consistently applied. (ii) The Original Financial Statements fairly represent the Guarantor’s financial condition and operations (consolidated) during the relevant financial year. (iii) There has been no Material Adverse Effect in the business or financial condition of the Guarantor (or the business or consolidated financial condition of its subsidiaries), since the date of its latest (i) Form 10- Q or (ii) Form 10-K, whichever is the most recent.

(d)	Approvals

No authorisation, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, or any other Person, is necessary to the consummation of the transactions in the Securitisation Agreements or the valid execution, delivery or performance by the Guarantor of this Agreement except for those obtained on or before the date of this Agreement or those the failure of which would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(e)	Disclosure

None of the other reports, financial statements, certificates or other information furnished in writing by or on behalf of the Guarantor to any Beneficiary in connection with the negotiation of this Agreement or delivered hereunder, as of the date furnished and taken together with all other information so furnished or included in reports filed by the Guarantor with the SEC on or prior to such date, contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make the statements herein, in the light of the circumstances under which they were made, not materially misleading. All projections and other forward looking information contained in the reports, financial statements, certificates or other information furnished by or on behalf of the Guarantor to any Beneficiary in connection with the negotiation of this Agreement (as modified or supplemented from time to time by other information so furnished) have been prepared by the Guarantor in good faith based upon assumptions that were reasonable at the time made and at the time such projections and other information were furnished.

(f)	No Material Adverse Effect

Since December 31, 2008, there has not occurred or become known any Material Adverse Effect.

(g)	Litigation

There is no litigation or governmental proceeding pending, or to the knowledge of the Guarantor or any Material Subsidiary threatened, against the Guarantor or any Material Subsidiary (i) which if adversely determined could impair the validity or enforceability of this Agreement or any other WABCO Transaction Document in a manner that could result in an Early Amortisation Event, or materially impair the ability of the Guarantor or any Obligor to perform its obligations under this Agreement or any other WABCO Transaction Document or (ii) except as disclosed in the most recent Form 10- Q and or 10-K filed by the Guarantor with the Securities and Exchange Commission prior to the date of this Agreement.

(h)	Tax Returns

The Guarantor has filed all tax returns and reports required to have been filed to the best of its knowledge and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(i)	ERISA

The Guarantor and each Subsidiary of the Guarantor is in compliance in all material respects with the Employee Retirement Income Security Act of 1974 (“ERISA”) to the extent applicable to it and has received no notice to the contrary from the Pension Benefit Guaranty Corporation or any successor thereto (“PBGC”) or any other governmental entity or agency. No condition exists or event or transaction has occurred under or relating to any Plan which could reasonably be expected to result in the incurrence by the Guarantor or any Subsidiary of the Guarantor of any material liability, fine or penalty. Neither the Guarantor nor any Subsidiary of the Guarantor has any contingent liability for any post-retirement benefits under a Welfare Plan that would reasonably be expected to result in a Material Adverse Effect.

(j)	Environmental Matters

Except as set forth in the most recent Form 10-Q filed by the Guarantor with the Securities and Exchange Commission prior to the date of this Agreement, and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Guarantor and the Material Subsidiaries (a) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Laws, (b) has become subject to any liability under any Environmental Laws, (c) has received written notice of any claim with respect to any Environmental Laws or (d) knows of any basis for any liability under any Environmental Laws.

(k)	Properties

The Guarantor and each Material Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title or property the absence of which would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

The Guarantor and each Material Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by it does not infringe upon the rights of any other person, except for any such defects in ownership or license rights or other infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(l)	Compliance with Laws

The Guarantor and each Material Subsidiary is in compliance with all laws, regulations and orders of each Governmental Authority applicable to it or its property (a) except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (b) except for violations of law solely with respect to the European Commission matter regarding infringements of European Union competition rules by certain European Subsidiaries of the Company and a number of unaffiliated companies, as disclosed in the most recent Form 10-Q filed by the Guarantor with the Securities and Exchange Commission prior to the date of this Agreement.

(m)	Investment Company Status

None of the Guarantor and its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SCHEDULE 2

AFFIRMATIVE COVENANTS

(a)	Corporate existence

The Guarantor will preserve and maintain its corporate existence.

(b)	Financial reports and other information

The Guarantor will maintain a standard system of accounting substantially in accordance with GAAP and will furnish to the Beneficiaries and their respective duly authorized representatives such information respecting the business and financial condition of the Guarantor as they may reasonably request; and without any request will furnish to each Beneficiary, in each case in accordance with Clause 7 (Notices) of the Guarantee (or where expressly permitted by this paragraph (b) below will make available by means of electronic posting to each Beneficiary:

(i)	within 15 days of each date the Guarantor is required to file a report on Form 10-K for any fiscal year with the SEC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(ii)	within 15 days of each date the Guarantor is required to file a report Form 10- Q for any fiscal quarter with the Securities and Exchange Commission, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)	concurrently with any delivery of financial statements under paragraph (i) or (ii) above, a certificate of a Financial Officer of the Guarantor (a)

certifying as to whether a Guarantee Event has occurred since the date of the most recent certificate delivered under this paragraph and, if a Guarantee Event has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (b) stating whether any change in GAAP or in the application thereof has occurred since the date of the Original Financial Statements (as defined in Schedule 1) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(iv)	promptly after the same become publicly available, copies of all periodic and other reports (including all reports on Form 10-K, Form 10-Q and Form 8-K), proxy statements and other materials filed by the Guarantor with the SEC; or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, distributed by the Guarantor to its shareholders generally, as the case may be;

(v)	promptly following any request therefore, such other information regarding the operations, business affairs and financial condition of the Guarantor, or compliance with the terms of this Agreement, as any Beneficiary may reasonably request; and

(vi)	prompt written notice (including a description in reasonable detail) of (a) the occurrence of any Guarantee Event; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Guarantor that could reasonably be expected to result in a Material Adverse Effect; and (c) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this paragraph shall be accompanied by a statement of a Financial Officer or other executive officer of the Guarantor setting forth a summary in reasonable detail of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Information required to be delivered pursuant to paragraphs (i), (ii) and (iv) above shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted on the Guarantor’s website on the Internet at http://www.wabco-auto.com (or such other address as the Guarantor shall provide to the Beneficiary) or on an IntraLinks or similar site to which the Beneficiary have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and a confirming electronic correspondence shall have been delivered or caused to be delivered to the Beneficiary providing notice of such posting or availability).

(c)	Books and records; inspection rights

The Guarantor will permit any representatives designated by any Beneficiary, upon reasonable prior notice, to visit and inspect its properties to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all on reasonable terms and conditions and during normal business hours, provided that (i) the Guarantor shall, subject to sub-paragraph (iii) below, bear all costs and expenses of any such inspection carried out no more than once per calendar year, (ii) the relevant Beneficiary shall, subject to sub-paragraph (iii) below, bear all costs and expenses of any further inspection carried out in the same calendar year and (iii) the Guarantor shall bear all costs and expenses of any such inspection carried out at any time after the occurrence of an Early Amortisation Event or a Potential Early Amortisation Event.

(d)	Maintenance of Properties

The Guarantor will, and will cause each Subsidiary of the Guarantor to, maintain, preserve and keep its Properties necessary to the proper conduct of its business in reasonably good repair, working order and condition (ordinary wear and tear and damage by casualty excepted) and will from time to time make or cause them to make all necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such Property shall be reasonably preserved and maintained, except, in each case, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this paragraph (d) shall prevent the Guarantor or a Subsidiary of the Guarantor from discontinuing the operation or maintenance of any such Property if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of its business or the business of the Subsidiary.

(e)	Taxes

The Guarantor will duly pay and discharge, and will cause each Subsidiary of the Guarantor to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against the Guarantor or such Subsidiary or against their respective Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves under GAAP are provided therefor.

(f)	Insurance

The Guarantor will insure, and keep insured, and will cause each Subsidiary of the Guarantor to insure, and keep insured, with reputable insurance companies, such of its insurable Property as is of a character usually insured by companies similarly situated and operating like Property to the extent insurance is available on commercially reasonable terms. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, and to the extent insurance is available on commercially reasonable terms, the Guarantor will also insure, and cause each Subsidiary of the Guarantor to insure, employers’ and public and product liability risks with reputable insurance companies.

(g)	Compliance with Laws

The Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of each Governmental Authority applicable to it or its property, including all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SCHEDULE 3

NEGATIVE COVENANTS

The Guarantor covenants and agrees with the Beneficiaries that none of the Guarantor or any Subsidiary of the Guarantor will:

(a)	in the case of the Guarantor or any Material Subsidiary, merge with or into or consolidate with any other person, or liquidate or dissolve, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries (whether now owned or hereafter acquired and whether directly or through any merger or consolidation of, or any issuance, sale, transfer, lease or other disposition of equity interests in, any Subsidiary) except that if at the time thereof and immediately after giving effect thereto no Early Amortisation Event shall have occurred and be continuing, (i) any person may merge into the Guarantor in a transaction in which the Guarantor is the surviving corporation, (ii) any person (other than the Guarantor) may merge into any Subsidiary of the Guarantor in a transaction in which the surviving entity is a Subsidiary of the Guarantor, (iii) the Guarantor may merge into any Subsidiary of the Guarantor in a transaction in which the surviving entity assumes the obligations of the Guarantor under this Agreement, (iv) any Subsidiary of the Guarantor may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and its Subsidiaries and is not materially disadvantageous to the Beneficiaries and (v) any sale of assets (or stock of a Subsidiary of the Guarantor) permitted hereunder may be effected through the merger or consolidation of one or more Material Subsidiaries (other than the Guarantor or any Obligor) in a transaction in which the surviving person is not a Subsidiary of the Guarantor;

(b)	sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) to any person other than the Guarantor or a Subsidiary of the Guarantor, assets (other than assets sold pursuant to any Securitization Transaction, as that term is defined in the Credit Agreement and including, for the avoidance of doubt, the securitisation contemplated by the WABCO Transaction Documents) with an aggregate fair market value during any fiscal year greater than USD 400,000,000;

(c)	alter in a fundamental manner the character of the business of the Guarantor and its Subsidiaries taken as a whole from that conducted immediately prior to the date hereof (it being understood that the entry into other industrial businesses or businesses reasonably related, similar or ancillary to any of the businesses conducted by the Guarantor or its Subsidiaries as of the date hereof shall not be considered a fundamental alteration).

SCHEDULE 4

DEFINITIONS OF THE TERMS USED IN SCHEDULES 1 AND 2

Environmental Laws means all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including occupational safety and health standards), and protection of the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment, including ambient air, surface or ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the cleanup or other remediation thereof.

Financial Officer means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Guarantor.

GAAP means generally accepted accounting principles in the United States of America.

Governmental Authority means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Lien means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Property means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

SEC means the United States Securities and Exchange Commission or any successor Governmental Authority.